UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported): November 2, 2016

COOPER-STANDARD HOLDINGS INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-36127	20-1945088
(State of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

39550 Orchard Hill Place Drive

Novi, Michigan 48375

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (248) 596-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

5.625% Senior Notes due 2026

On November 2, 2016, Cooper-Standard Holdings Inc.’s (the “Company”) wholly-owned subsidiary, Cooper-Standard Automotive Inc. (the “Issuer” or the “U.S. Borrower”), issued $400,000,000 aggregate principal amount of its 5.625% Senior Notes due 2026 (the “Notes”), pursuant to the Indenture, dated as of November 2, 2016 (the “Indenture”), by and among the Issuer, the Company and the other guarantors party thereto (collectively, the “Guarantors”) and U.S. Bank National Association, as trustee.

The Notes are guaranteed by the Company, CS Intermediate HoldCo 1 LLC, as well as each of the Issuer’s wholly-owned existing or subsequently organized U.S. subsidiaries, subject to certain exceptions, to the extent such subsidiary guarantees the Issuer’s Amended and Restated Senior ABL Facility and the Term Loan Facility (each as defined below).

The Notes will mature on November 15, 2026. Interest on the Notes is payable semi-annually in arrears in cash on May 15 and November 15 of each year, commencing on May 15, 2017.

The Issuer may redeem all or part of the Notes at any time prior to November 15, 2021 at a price equal to 100% of the principal amount of such Notes redeemed plus accrued and unpaid interest to, but excluding, the redemption date and a “Make-Whole Premium,” as described in the Indenture. The Issuer may redeem the Notes at any time on or after November 15, 2021 at the redemption prices set forth in the Indenture. In addition, the Issuer may redeem up to 35% of the Notes prior to November 15, 2019 with an amount equal to or less than the net cash proceeds from certain equity offerings at the redemption price set forth in the Indenture.

Upon the occurrence of certain events constituting a Change of Control (as defined in the Indenture), the Issuer will be required to make an offer to repurchase all of the Notes at a price equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to, but excluding, the repurchase date.

The Indenture contains certain covenants that limit the Issuer’s and its subsidiaries’ ability to, among other things, make restricted payments; sell assets; create or incur liens; enter into sale and lease-back transactions; and merge or consolidate with other entities. These covenants are subject to a number of important limitations and exceptions. The Indenture also provides for events of default, which, if any occur, would permit or require the principal, premium, if any, interest and any other monetary obligations on all the then-outstanding Notes to be due and payable immediately.

The foregoing description of the Notes and the Indenture do not purport to be complete and are qualified in their entirety by reference to the Indenture, attached hereto as Exhibit 4.1 and incorporated herein by reference.

ABL Facility Amendment and Restatement

On November 2, 2016 (the “Closing Date”), the Company, the U.S. Borrower, Cooper-Standard Automotive Canada Limited (the “Canadian Borrower”), Cooper-Standard Automotive International Holdings B.V. (the “Dutch Borrower”, and, together with the U.S. Borrower and the Canadian Borrower, the “Borrowers”) and certain subsidiaries of the U.S. Borrower, entered into that certain $210 million Third Amended and Restated Loan Agreement (the “Amended and Restated Senior ABL Facility”) with certain lenders, Bank of America, N.A., as agent (the “Agent”) for such lenders, Deutsche Bank Securities Inc., as syndication agent, and Merrill Lynch, Pierce, Fenner & Smith Incorporated, Deutsche Bank Securities Inc. and JPMorgan Chase Bank, N.A., as joint lead arrangers and bookrunners, and other parties thereto, which amended and restated the existing $180 million senior secured asset-based revolving credit facility, dated as of April 4, 2014, among the Company, the U.S. Borrower, the Canadian Borrower, the lenders and other parties thereto. The following is a summary of the material terms of the Amended and Restated Senior ABL Facility. The summary is generalized, incomplete and, as such, subject to and qualified in its entirety by reference to the provisions of the loan and security agreement governing the Amended and Restated Senior ABL Facility, which is attached as Exhibit 10.1 to this report and incorporated herein by reference.

General. The Amended and Restated Senior ABL Facility provides for an aggregate revolving loan availability of up to $210 million, subject to borrowing base availability, including a $100 million letter of credit sub-facility and a $25 million swing line sub-facility. The Amended and Restated Senior ABL Facility also provides for an uncommitted $100 million incremental loan facility, for a potential total Senior ABL Facility of $310 million (if requested by the Borrowers and the lenders agree to fund such increase). No consent of any lender (other than those participating in the increase) is required to effect any such increase.

Maturity. November 2, 2021.

Use of Proceeds. There were no borrowings made under the Amended and Restated Senior ABL Facility on the Closing Date. After the Closing Date, proceeds from the Amended and Restated Senior ABL Facility may be used by the Borrowers to issue commercial and standby letters of credit, to finance ongoing working capital needs and for general corporate purposes.

Borrowing Base.  Loan and letter of credit availability under the Amended and Restated Senior ABL Facility will be subject to a borrowing base, which at any time is limited to the lesser of: (A) the maximum facility amount (subject to certain adjustments) and (B) (i) up to 85% of eligible accounts receivable; plus (ii) the lesser of 70% of eligible inventory or 85% of the appraised net orderly liquidation value of eligible inventory; plus (iii) up to the lesser of $30.0 million and 75% of eligible tooling accounts receivable; minus reserves established by the Agent. In addition, mechanics will be included to allow the U.S. Borrower to eliminate “tooling accounts receivable” from the borrowing base in order to establish a separate “tooling accounts receivable” facility. The accounts receivable portion of the borrowing base is subject to certain formulaic limitations (including concentration limits). The inventory portion of the borrowing base is limited to eligible inventory, as determined by the Agent. The borrowing base is also subject to certain reserves, which are established by the Agent (which may include changes to the advance rates indicated above). The loan availability under the Amended and Restated Senior ABL Facility will be apportioned as follows: $170.0 million to the U.S. Borrower, which includes a $60.0 million sublimit to the European Borrower and $40.0 million to the Canadian Borrower.

Guarantees; Security. The obligations of the U.S. Borrower, the Canadian Borrower and the European Borrower under the Amended and Restated Senior ABL Facility, as well as certain cash management arrangements and interest rate, foreign currency or commodity swaps entered into by the such Borrowers and their subsidiaries, and certain credit lines entered into by non-U.S. subsidiaries, in each case with the lenders and their affiliates (collectively, “Additional ABL Secured Obligations”) are guaranteed on a senior secured basis by the Company and its U.S. subsidiaries (with certain exceptions), and the obligations of the Canadian Borrower under the Amended and Restated Senior ABL Facility and Additional ABL Secured Obligations of the Canadian Borrower and its Canadian subsidiaries are, in addition, guaranteed on a senior secured basis by the Canadian subsidiaries of the Canadian Borrower. The obligations under the Amended and Restated Senior ABL Facility and related guarantees are secured by (1) a first priority lien on all of each Borrower’s and each guarantor’s existing and future personal property consisting of accounts receivable, payment intangibles, inventory, documents, instruments, chattel paper and investment property, certain money, deposit accounts and securities accounts and certain related assets and proceeds of the foregoing, with various enumerated exceptions, including that: (i) the collateral owned by Canadian Borrower or any of its Canadian subsidiaries that are Guarantors only secure the obligations of Canadian Borrower and such subsidiaries arising under the Amended and Restated Senior ABL Facility and Additional ABL Secured Obligations and (ii) no liens have been granted on any assets or properties of the European Borrower or any other non-US subsidiaries of the Company (other than the Canadian Borrower and Canadian Guarantors, as otherwise specified above) in connection with the Amended and Restated Senior ABL Facility and (2) a second priority lien on all the capital stock in restricted subsidiaries directly held by the U.S. Borrower and each of the U.S. Guarantors, and equipment of the U.S. Borrower and the U.S.-domiciled guarantors and all other material personal property of the U.S. Borrower and the U.S.-domiciled guarantors.

Interest. Borrowings under the Amended and Restated Senior ABL Facility bear interest at a rate equal to, at the Borrowers’ option:

•     in the case of borrowings by the U.S. Borrower, LIBOR or the base rate plus, in each case, an applicable margin; or

•     in the case of borrowings by the European Borrower, LIBOR plus an applicable margin; or

•     in the case of borrowings by the Canadian Borrower, BA rate, Canadian prime rate or Canadian base rate plus, in each case, an applicable margin.

The initial applicable margin is 1.25% with respect to the LIBOR or Canadian BA rate-based borrowings and 0.25% with respect to U.S. base rate, Canadian prime rate and Canadian base rate borrowings. The applicable margin is subject, in each case, to quarterly pricing adjustments (based on average facility availability) commencing approximately three months after the Closing Date.

Fees. In addition to paying interest on outstanding principal under the Amended and Restated Senior ABL Facility, the Borrowers are required to pay a fee in respect of committed but unutilized commitments. The Borrowers are also required to pay a fee on outstanding letters of credit under the Amended and Restated Senior ABL Facility, together with customary issuance and other letter of credit fees. The Amended and Restated Senior ABL Facility also requires the payment of customary agency and administrative fees.

Voluntary Prepayments. The Borrowers are able to voluntarily reduce the unutilized portion of the commitment amount and repay outstanding loans, in each case, in whole or in part, at any time without premium or penalty (other than customary breakage and related reemployment costs with respect to repayments of LIBOR-based borrowings).

Covenants; Events of Default. The Amended and Restated Senior ABL Facility includes affirmative and negative covenants that will impose substantial restrictions on the Company’s financial and business operations, including its ability to incur and secure debt, make investments, sell assets, pay dividends or make acquisitions. The Amended and Restated Senior ABL Facility also includes a requirement to maintain a monthly fixed charge coverage ratio of no less than 1.0 to 1.0 when availability under the Amended and Restated Senior ABL Facility is less than specified levels. The Amended and Restated Senior ABL Facility also contains various events of default that are customary for comparable facilities.

Term Loan Facility Amendment No. 1

On November 2, 2016, the Issuer, as borrower, entered into Amendment No. 1 to the term loan facility (as amended by Amendment No. 1, the “Term Loan Facility”) with Deutsche Bank AG New York Branch, as administrative agent and collateral agent, certain lenders, Deutsche Bank Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and Barclays Bank PLC, as joint lead arrangers and joint bookrunners, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as syndication agent, and JPMorgan Chase Bank, N.A., Goldman Sachs Bank USA and Barclays Bank PLC, as co-documentation agents. The following is a summary of the material terms of the Term Loan Facility. The summary is generalized, does not purport to be complete and, as such, subject to and qualified in its entirety by reference to the provisions of the credit agreement governing the Term Loan Facility, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated by reference herein.

General. The Term Loan Facility provides for loans in an aggregate principal amount of $340 million. Subject to certain conditions, the Term Loan Facility, without the consent of the then existing lenders (but subject to the receipt of commitments), may be expanded (or a new term loan or revolving facility added) by an amount that will not cause the consolidated secured net debt ratio to exceed 2.25 to 1.00 plus $400 million plus any voluntary prepayments (including revolving facility and Amended and Restated Senior ABL Facility to the extent commitments are reduced) not funded from proceeds of long-term indebtedness.

Maturity. November 2, 2023, unless earlier terminated.

Guarantees. All obligations of the borrower under the Term Loan Facility are guaranteed jointly and severally on a senior secured basis by the direct parent company of the borrower and each existing and subsequently acquired or organized direct or indirect wholly owned U.S. restricted subsidiary of the borrower.

Security. The obligations under the Term Loan Facility are secured by (a) a first priority security interest (subject to permitted liens and other customary exceptions) on (i) all the capital stock in restricted subsidiaries directly held by the borrower and each of the guarantors, (ii) substantially all plant, material owned real property located in the U.S. and equipment of the borrower and the guarantors and (iii) all other personal property of the borrower and the guarantors, including, without limitation, accounts and investment property, contracts, patents, copyrights, trademarks, other general intangibles, intercompany notes and proceeds of the foregoing, and (b) a second priority security interest (subject to permitted liens and other customary exceptions) in accounts receivable of the borrowers and the guarantors arising from the sale of goods and services, inventory, tax refunds, cash, deposit accounts and books and records related to the foregoing and, in each case, proceeds thereof, in each case, excluding certain collateral and subject to certain limitations.

Interest. Borrowings under the Term Loan Facility bear interest, at the borrower’s option, at either (1) with respect to eurodollar rate loans, the greater of (x) the applicable eurodollar rate and (y) 0.75%, plus a margin of 2.75% per annum, or (2) with respect to base rate loans, the base rate (which is the highest of the then current federal funds rate plus 0.5%, the prime rate most recently announced by the administrative agent under the term loan, and the one-month eurodollar rate plus 1.0%), plus a margin of 1.75% per annum, If, at any time, the public corporate credit rating or corporate family rating of the borrower or a parent entity, as applicable, from S&P and Moody’s is equal to or better than BB- (stable) and Ba3 (stable), respectively, then for so long as such ratings remain at least such level and are not withdrawn, the applicable rate shall be reduced to a percentage per annum equal to 2.50% per annum for eurodollar rate loans and 1.50% per annum for base rate loans.

Voluntary Prepayments. The borrower may voluntarily prepay loans in whole or in part, with prior notice and without premium or penalty, subject to the actual LIBOR breakage costs, payment of accrued and unpaid interest, and customary limitations as to minimum amounts of prepayments. However, in the case of a voluntary prepayment by the borrower in connection with a repricing transaction within 180 days of the closing date of the Term Loan Facility, there is a prepayment premium in an amount equal to 1.0% of the principal amount prepaid.

Covenants. The Term Loan Facility contains incurrence-based negative covenants customary for high yield senior secured debt securities, including, but not limited to, restrictions on the ability of the borrower and its restricted subsidiaries to merge and consolidate with other companies, incur indebtedness, grant liens or security interests on assets, pay dividends or make other restricted payments, sell or otherwise transfer assets, or enter into transactions with affiliates. These negative covenants are subject to exceptions, qualifications and certain carveouts.

Events of Default. The Term Loan Facility provides that, upon the occurrence of certain events of default, obligations thereunder may be accelerated. Such events of default include payment defaults to the lenders, material inaccuracies of representations and warranties, covenant defaults, cross-defaults to other material indebtedness, voluntary and involuntary bankruptcy proceedings, material money judgments, material pension-plan events, certain change of control events and other customary events of default.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated in this Item 2.03.

Item 9.01 Financial Statements and Exhibits

Exhibit	Description
4.1	Indenture, dated as of November 2, 2016, by and among Cooper-Standard Automotive Inc., the guarantors party thereto and U.S. Bank National Association.
10.1

Third Amended and Restated Loan Agreement, dated as of November 2, 2016, among Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings BV, and certain subsidiaries of Cooper-Standard Automotive Inc., as guarantors, CS Intermediate Holdco 1 LLC, as Holdings, the lenders party thereto and Bank of America, N.A. as agent for such lenders.

10.2

Amendment No. 1, dated as of November 2, 2016 to the Term Loan Credit Agreement, among Cooper-Standard Automotive Inc., as the borrower, certain subsidiaries of Cooper-Standard Automotive Inc., as guarantors, CS Intermediate Holdco 1 LLC, as Holdings, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent and the other lenders party thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper-Standard Holdings Inc.

Date: November 7, 2016	By:	/s/ Aleksandra A. Miziolek
	Name:	Aleksandra A. Miziolek
	Title	Senior Vice President, General Counsel and Secretary

Exhibit Index

Exhibit	Description
4.1	Indenture, dated as of November 2, 2016, by and among Cooper-Standard Automotive Inc., the guarantors party thereto and U.S. Bank National Association.
10.1

Third Amended and Restated Loan Agreement, dated as of November 2, 2016, among Cooper-Standard Automotive Inc., Cooper-Standard Automotive Canada Limited, Cooper-Standard Automotive International Holdings BV, and certain subsidiaries of Cooper-Standard Automotive Inc., as guarantors, CS Intermediate Holdco 1 LLC, as Holdings, the lenders party thereto and Bank of America, N.A. as agent for such lenders.

10.2

Amendment No. 1, dated as of November 2, 2016 to the Term Loan Credit Agreement, among Cooper-Standard Automotive Inc., as the borrower, certain subsidiaries of Cooper-Standard Automotive Inc., as guarantors, CS Intermediate Holdco 1 LLC, as Holdings, Deutsche Bank AG New York Branch, as Administrative Agent and Collateral Agent and the other lenders party thereto.